Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Rob Lewis, CFO	David Barnard & Kirsten Chapman
iMergent, Inc.	Lippert/Heilshorn & Assoc.
801.431.4695	415.433.3777
investor_relations@imergentinc.com	David@lhai-sf.com

iMergent Announces Estimated Ranges of Fiscal 2005 Unaudited
Restated Financial Results

OREM, Utah, September 29, 2005 – iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce and software for small businesses and entrepreneurs, today announced estimated ranges of its unaudited, restated financial results for fiscal years 2002, 2003, 2004 and 2005.  The company believes it will be able to announce its preliminary unaudited summary financial results for the fiscal years ended June 30, 2002, 2003, 2004 and 2005 are expected to be provided by October 30, 2005.  The company believes it will be able to announce the audited fiscal 2005 results and file its Securities Exchange and Commission (SEC) Form 10-K by January 31, 2006.

The company is continuing its review of the appropriate interpretation and application of generally accepted accounting principals (GAAP) related to revenue recognition.  The company expects to complete its review of GAAP shortly.  Upon suggestion by the company’s auditor, Grant Thornton, the company has hired a third-party consultant, AlixPartners, to assist in determining the appropriate interpretation and application of GAAP related to revenue recognition.  After iMergent completes the preparation of its financial statements, the company’s auditor will require additional time to complete its audit of iMergent’s financial statements.  The company believes it will be able to file its SEC Form 10-K by January 31, 2006 based upon the company’s current understanding of the estimated time for completion of the audit.

Estimated, Unaudited Restated Fiscal 2005 and Prior Period Financial Results

Estimated ranges for unaudited restated fiscal 2005 and prior period summary financial results are included below.  Although the company is able to determine the collectibility of its receivables, management believes GAAP requires revenue to be recognized as customer payments are received or during the service period if collection of such payments is not reasonably assured.  Certain revenues are also deferred and recognized during the service period.  The financial statements have been corrected primarily to recognize revenue as customer payments are received and/or during the service period and not at the time of sale.  Additionally, if the company subsequently sells the receivables on a non-recourse basis, GAAP requires the related revenue to be recognized as the customer makes payments to the third-party purchaser of the receivables.  Also, certain costs may be required to be recognized at the time of sale and not when incurred.  As a result of these corrections and due to the company’s growth over the past several years, reported revenue and earnings are lower on a restated basis and bad debt expense is no longer recorded.

Summary Financial Information

Final treatment under GAAP of revenue deferral has not yet been determined, and the variances in financial presentation below are primarily attributable to the extent and period to which revenue is being deferred and the extent to which costs may be accrued.

	For the twelve months ended June 30:
	2002		2003		2004 (1)		2005
(Dollars in millions, except per share amounts)	(As previously reported)	(Estimated, Unaudited Restated)	(As previously reported)	(Estimated, Unaudited Restated)	(As previously reported)	(Estimated, Unaudited Restated)	(Estimated, Unaudited)
Revenue	$33.2	$23.5 - 24.5	$46.5	$28.7 - 30.0	$81.0	$41.5 - 44.5	$75.9 - 79.9
Gross profit	26.7	17.0 - 18.0	35.6	17.5 - 19.1	62.3	22.2 - 25.7	46.0 - 50.6
Earnings before taxes	2.2	(0.9) - 0.2	5.0	1.0 - 2.9	9.6	(6.3) - (2.8)	6.6 - 11.6
Taxes (Provision)	—	—	—	—	(12.3)	0.0 - (12.3)	2.5 - 5.1
Net earnings	2.2	(0.9) - 0.2	5.0	1.0 - 2.9	21.9	(6.3) - 9.5	4.1 - 6.5

Earnings per share:
Basic	$0.37	$(0.16) - 0.03	$0.46	$0.09 - 0.26	$1.93	$(0.56) - 0.83	$0.35 - 0.55
Diluted	$0.37	$(0.16) - 0.03	$0.44	$0.09 - 0.25	$1.80	$(0.56) - 0.78	$0.33 - 0.53

Weighted average shares outstanding:
Basic	5,873,654	5,873,654	11,019,094	11,019,094	11,329,699	11,329,699	11,835,330
Diluted	5,878,404	5,878,404	11,552,621	11,552,621	12,180,714	12,180,714	12,265,110

(1)          In the fiscal 2004, management decided to reverse the valuation allowance against its deferred tax assets and recognize the non-cash tax benefit of approximately $13.5 million.

The company expects to provide reconciliation detail in the SEC 10-K filing.

Delay of Form 10-K and Anticipated Delays in Reporting Quarterly Results

The delay in filing the 10-K is the result of management’s review of the appropriate interpretation and application of GAAP related to revenue recognition. Based upon management’s review, iMergent has prepared its financial statements with what management believes to be the appropriate interpretation and application of GAAP related to revenue recognition.  As a result, iMergent will file its June 30, 2005 Form 10-K as soon as practically possible, which is anticipated to be by January 31, 2006.  Fiscal first quarter 2006 results for the quarter ending September 30, 2005 will not be announced until after the company completes its 2005 audit and files its SEC Form 10-K for fiscal 2005.  The SEC Form 10-Q for periods ending subsequent to the fiscal year-end will be filed as soon as possible after the fiscal 2005 10-K is filed.

About AlixPartners

AlixPartners (www.alixpartners.com) is internationally recognized for its hands-on, results-oriented approach to solving operational and financial challenges for large and middle market companies. Since 1981, the firm has delivered to clients a precise balance of expertise to manage operational, financial, analytical and legal challenges.  Using small teams of seasoned professionals, the firm advises clients to define problems and solve them.  AlixPartners has become the “industry standard” for managing a wide range of complex business challenges.  The firm has over 420 professionals in its Chicago, Dallas, Detroit, Düsseldorf, London, Los Angeles, Milan, Munich, New York and Tokyo offices.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet.  Headquartered in Orem, Utah the company sells its proprietary StoresOnline™ software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In connection with software, iMergent offers site development, web hosting, marketing and mentoring products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up

Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the company’s continued ability to maintain operations; the ability to continue to provide domestic and international workshops, or the ability to accurately predict the number that will occur; the Company’s ability to maintain revenues; the continued ability or advisability to sell receivables;  our ability to file audited financial statements in a timely manner; that the un-audited financial information provided remains accurate or consistent after completion of the Companies audit; the ability of the Company to file its 10-K; the Company’s ability to attract and retain key management and other personnel; the results of Class Action suits filed as well as the potentiality of amended complaints or new proceedings being filed; employees complying with company policy and laws; the possibility that we may not be granted by AMEX an extension of time to file our fiscal 2005 Form 10-K in order to avoid possible de-listing of our common stock from the AMEX; uncertainties that may be associated with any hearing or appeals that seek to avoid de-listing for failure to file timely periodic reports with the SEC; the ability to completely and timely file a restatement of prior period financial statements;  the time required to complete and for our independent auditors to complete their review of the Form 10-K; the possibility of inquiries of the company relating to the issues detailed herein; the possibility the delay of determining historical financial statements, including revenue and expenses reported in prior periods; the possibility that these matters could be deemed to comprise a material weakness in the company’s internal controls over its consolidated financial reporting could prevent the company timely meeting its future reporting requirements, including timely certification under Section 404 of the Sarbanes-Oxley Act of 2002; volatility in our stock price pending resolution or resulting from the matters discussed above.  For a more detailed discussion of factors that affect iMergent’s operating results, please refer to management discussions in its SEC reports (with the exclusion of financial results) including its most recent Form 10-K and Form 10-Q. The company undertakes no obligation to update this forward-looking information.

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